EXHIBIT 32

In connection with the Quarterly Report of Blue Line Protection Group, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), Evan DeVoe, the Company’s Chief Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 25, 2020	By:	/s/ Evan DeVoe
Evan DeVoe, Principal Executive and Financial Officer